                            Southern
                             Union
                            Company


                504 Lavaca Street, Eighth Floor
                     Austin, Texas  78701


                     September 28, 1998


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stock-holders of Southern Union Company to be held at 2:00 p. m. (Central Standard Time) on Thursday, November 12, 1998 at The Gem Theater, 1601 East 18th Street, Kansas City, Missouri. A notice of the meeting, a proxy and a proxy statement containing informa-tion about the matters to be acted upon are enclosed.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

Whether or not you plan to attend the meeting on November 12, 1998 please mark, sign and date the enclosed proxy and return it in the envelope provided (which requires no postage if mailed in the United States) so that your shares will be represented. Your prompt cooperation will be appreciated.

On behalf of the Board of Directors,


                                  Sincerely,




                                  GEORGE L. LINDEMANN
                                  Chairman of the Board and
                                  Chief Executive Officer

                      TABLE OF CONTENTS


Notice of Annual Meeting of Stockholders...................

Defined Terms..............................................

Questions and Answers......................................

Proposals to be Voted Upon.................................

Board of Directors.........................................

   Board Size and Composition..............................
   Board Committees and Meetings...........................
   Board Compensation......................................
   Directors' Deferred Compensation Plan...................

Board of Directors' Report on Executive Compensation.......

Executive Officers and Compensation........................

   Executive Officers Who Are Not Directors................
   Executive Compensation..................................
   Summary Compensation Table..............................
   Option Grants in 1998...................................
   Options Exercised in 1998 and 1998 Year-End Values......
   Retirement Benefits.....................................
   Employment Contracts, Termination of Employment and
      Change-in Control Arrangements.......................
   Compensation Committee Interlocks and Insider
      Participation........................................
   Section 16(a) Beneficial Ownership Reporting Compliance.

Security Ownership.........................................

Common Stock Performance Graph.............................

Certain Relationships......................................

Independent Auditors.......................................

Company's 1998 Summary Annual Report.......................

                     Southern Union Company
                 504 Lavaca Street, Eighth Floor
                      Austin, Texas  78701

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  To Be Held November 12, 1998


To the Holders of Common Stock of
SOUTHERN UNION COMPANY:

The 1998 Annual Meeting of Stockholders of Southern Union Com-pany, a Delaware corporation, will be held at The Gem Theater, 1601 East 18th Street, Kansas City, Missouri on Thursday, November 12, 1998 at 2:00 p. m. (Central Standard Time) to consider and take action upon the following:

   (i) the election of four persons to serve as the Class II directors until the 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
        and

  (ii) approval of the Southern Union 1992 Long Term Stock In-centive Plan, as Amended.

Your Board of Directors recommends a vote "For" both proposals.
The Board of Directors is not aware of any other business to come before the Meeting.

Stockholders of record of the Company's Common Stock at the close of business on September 14, 1998 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of stockholders of record entitled to vote at the Meeting will be maintained in the Company's corporate offices at 504 Lavaca Street, Eighth Floor, Austin, Texas 78701, for ten days prior to the Meeting.

Whether or not you plan to attend the Meeting in person, please mark, execute, date and return the enclosed proxy in the envelope provided (which requires no postage if mailed within the United States). Should you attend the Meeting in person you may, if you wish, withdraw your proxy and vote your shares in person.


                              By Order of the Board of Directors,



                              DENNIS K. MORGAN
                              Secretary



Austin, Texas
September 28, 1998

                         DEFINED TERMS


"1982 Plan" means Southern Union's 1982 Stock Option Plan.
 =========

"1992 Plan" means Southern Union's 1992 Long Term Stock Incentive
 ---------
Plan.

"401(k) Plan" means Southern Union's Savings Plan.
 -----------

"Board" or "Board of Directors" means Southern Union's Board of
 -----     ------------------
Directors.

"Common Stock" means Southern Union's Common Stock.
 ------------

"Company" or "Southern Union" or "we" means Southern Union Com-
 -------      --------------      --
pany.

"Directors' Plan" means Southern Union's Directors' Deferred Com-
 ---------------
pensation Plan.

"Plan Committee" means the 1992 Long-Term Stock Incentive Plan
 --------------
Committee of the Board of Directors of the Company, which ad-ministers the 1992 Plan and the 1982 Plan.

"Supplemental Plan" means Southern Union's Supplemental Deferred
 -----------------
Compensation Plan.

                     Southern Union Company
                 504 Lavaca Street, Eighth Floor
                      Austin, Texas  78701

                     ----------------------

                        PROXY STATEMENT

                     ----------------------



The accompanying proxy, to be mailed to stockholders together with the Notice of Annual Meeting and this Proxy Statement on or about September 29, 1998, is solicited by Southern Union Company in connection with the Annual Meeting of Stockholders to be held on November 12, 1998.

                    QUESTIONS AND ANSWERS
-----------------------------------------------------------------
Q:  What am I voting on?

A:  -  Re-election of four directors (Aaron I. Fleischman,
       Kurt A. Gitter, M.D., Adam M. Lindemann and
       George Rountree, III); and
    -  Approval of the 1992 Plan, as Amended.
       (See page 3 for more details.)
-----------------------------------------------------------------
Q:  Who is entitled to vote?

A: Stockholders as of the close of business on the Record Date, September 14, 1998, are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. With respect to the election of directors, stockholders have cumulative voting rights, which entitle each stockholder to that number of votes which equals the number of shares he or she holds multiplied by the number of directors to be elected
    (4). The Bylaws of the Company require that a stockholder who intends to exercise cumulative voting rights at the Annual Meeting must give written notice to the Secretary of the Company no later than ten (10) days after notice of the Annual Meeting was first sent to stockholders.
-----------------------------------------------------------------
Q:  How do I vote?

A: Sign and date each Proxy Card you receive and return it in the prepaid envelope. If you do not mark any selections, your Proxy Card will be voted in favor of the two proposals. You have the right to revoke your proxy at any time before the Meeting by (1) notifying Southern Union's Corporate Secretary, (2) attending the Meeting and voting in person or
    (3) returning a later-dated proxy. If you return your signed Proxy Card, but do not indicate your voting preferences, the proxy will be voted FOR the two proposals on your behalf.

    The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Meeting. If a proposal other than the two listed in the Notice is presented at the Annual Meeting, your signed proxy card gives authority to George L. Lindemann and Peter H. Kelley, or either of them, to vote on such matters, who intend to vote in accordance with their best judgment.

    Proxies should NOT be sent by stockholders to the Company but to Boston EquiServe, L.P., the Company's Registrar and Trans-fer Agent, at 150 Royall Street, Canton, Massachusetts 02021.
-----------------------------------------------------------------
Q:  Is my vote confidential?

A: Yes. Proxy cards, ballots and voting tabulations that iden-tify individual stockholders are confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your card. Additionally, all comments directed to management (whether written on the Proxy Card or elsewhere) will remain confidential, unless you ask that your name be disclosed.
-----------------------------------------------------------------
Q:  Who will count the vote?

A:  Representatives of the Company and its legal counsel,
    Fleischman and Walsh, L.L.P., will tabulate the votes and act as inspectors of election.
-----------------------------------------------------------------
Q:  What does it mean if I get more than one proxy card?

A: It is an indication that your shares are registered dif-ferently and are in more than one account, including your accounts in Southern Union's Direct Stock Purchase Plan, the executive compensation plans, employee benefit plans and shares credited to your Savings Plan account held in custody by the trustee, Wilmington Trust. Sign and return all proxy cards to ensure that all your shares are voted.
-----------------------------------------------------------------
Q:  What constitutes a quorum?

A: As of the Record Date, 28,210,385 shares of the Company's Common Stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, consti-tutes a quorum for the transaction of adopting proposals at the Annual Meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. If you are present or represented by a proxy at the Annual Meeting and you abstain, your abstention will have the same effect as a vote against the proposal to approve the 1992 Plan, as amended but will have no effect on the election of directors. Broker non-votes will be counted as part of the quorum but will not be part of the voting power present.
-----------------------------------------------------------------
Q:  Who can attend the Annual Meeting?

A:  All stockholders as of the Record Date can attend.
-----------------------------------------------------------------
Q:  When are the 1999 stockholder proposals due?

A: In order to be considered for inclusion in next year's proxy statement, stockholder proposals must be submitted in writing by June 30, 1999, to Dennis K. Morgan, Corporate Secretary, Southern Union Company, 504 Lavaca Street, Eighth Floor, Austin, Texas 78701.
-----------------------------------------------------------------
Q: How does a stockholder nominate someone to be considered for election as a director of Southern Union?

A: Any stockholder may recommend any person as a nominee for director of Southern Union by writing to the Company's Secretary at least 45 days before an annual meeting (which was September 28, 1998 for this year's Meeting) or no later than ten (10) days after the date of the notice of a special meeting. Accordingly, no stockholder may make additional nominations at the Annual Meeting. The notice must include certain information about the nominating stockholder and the nominee(s). Certain persons are disqualified from serving as directors. A copy of the relevant Bylaws provisions may be obtained from the Company's Secretary. As of September 28, 1998, no stockholder has nominated any person to serve as a director of the Company.
-----------------------------------------------------------------
Q:  Who pays for this proxy solicitation?

A: Southern Union will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of Common Stock.
-----------------------------------------------------------------

                  PROPOSALS TO BE VOTED UPON

1. Re-election of Directors

   Nominees for re-election this year are Aaron I. Fleischman, Kurt A. Gitter, M. D., Adam M. Lindemann and George Rountree,
   III. Each has consented to serve a three-year term. (See page 9 for more information.)

   Directors are elected by a plurality of the votes of shares present in person or represented by proxy and entitled to vote in the election. Your Board recommends a vote FOR these directors.

   If any director declines or becomes unable to serve as a di-rector for any reason, votes will be cast instead for a sub-stitute nominee designated by the Board of Directors. If no substitute is designated, votes will be cast according to the judgment of George L. Lindemann and Peter H. Kelley. If cumu-lative voting is in effect by a stockholder, unless authority is withheld, George L. Lindemann and Peter H. Kelley will allocate the votes represented by such proxy in the manner they deem proper in their best judgment.

2. Approval of  the 1992 Plan, as Amended

   Introduction:  The 1992 Plan was approved and adopted by the
   ------------
   Company's Board of Directors as of July 1, 1992 and was adopted by the Company's stockholders at the annual meeting held on May 12, 1993. The 1992 Plan was adopted in order to permit the granting of a variety of long-term incentive awards to officers and key employees of the Company and its sub-sidiaries in order to focus the attention of management and other employees on the long-term improvement of stockholder value and to align the interests of management and the Com-pany's stockholders. Specifically, grants of stock options, stock appreciation rights ("SARs"), dividend equivalents, restricted stock, and performance shares and units (collec-tively referred to as "Awards") may be made under the 1992 Plan. The Company's Board believes that the use of Awards is important to the Company's ability to attract and retain talented people to manage the Company. At the annual meeting held on November 11, 1997, the Company's stockholders, on recommendation of the Board, approved an increase in the number of shares of Common Stock, available for Awards under the 1992 Plan.

   As of September 14, 1998, the Board approved and adopted amendments to the 1992 Plan (the "1998 Amendments"), subject to approval of the Company's stockholders as described herein. As described more fully under the heading "Summary of 1998 Amendments" below, the 1998 Amendments: (i) provide certain limits and other requirements in order that certain Awards under the 1992 Plan may qualify as performance-based compensa-tion under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) permit the transferability of certain non-qualified stock options in accordance with changes in Rule 16b-3 promulgated under the Securities Ex-change Act of 1934, as amended (the "Exchange Act"); and (iii) document the increase in the number of shares of Common Stock available for Awards under the 1992 Plan that was approved by the Company's stockholders at the annual meeting held on November 11, 1997.

   The Company's stockholders are asked to approve the 1992 Plan, as amended by the 1998 Amendments (the "Plan, As Amended").
   In the event that the Company's stockholders do not approve the Plan, As Amended, (i) the provisions of the 1992 Plan as in effect immediately prior to the 1998 Amendments will remain in full force and effect, (ii) all Awards made under the 1992 Plan, as in effect prior to the 1998 Amendments, will remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those Awards, and (iii) additional Awards (not to exceed the number of Awards provided for under the 1992 Plan, as increased by the stockholders at the annual meeting held on November 11, 1997) may be made under the 1992 Plan, as in effect prior to the 1998 Amend-ments.

                      Summary of 1998 Amendments

   Requirements under Internal Revenue Code Section 162(m):
   -------------------------------------------------------
   Under Code Section 162(m), a publicly held corporation generally cannot deduct compensation paid to the chief execu-tive officer or any of the four other most highly compensated officers to the extent that the compensation paid to such officer exceeds $1,000,000 in a taxable year. An exception to this deduction limitation exists for certain performance-based compensation. Compensation derived from stock options will qualify as performance-based compensation and be excepted from the $1,000,000 deduction limitation if the material terms of the compensation are disclosed to and approved by the stockholders and the compensation otherwise meets the require-ments set forth in Code Section 162(m).

   In order to satisfy the requirements of Code Section 162(m), a stock option plan must generally provide for a maximum number of shares for which options may be granted to any participant during a calendar year. Under the 1998 Amendments, no par-ticipant may be granted Awards covering more than 200,000 shares of Common Stock (subject to adjustment for any stock dividends, recapitalizations and similar events), during a calendar year. Prior to the 1998 Amendments, the 1992 Plan did not contain such a limitation.

   Compensation derived from stock options is generally treated as performance-based compensation for purposes of Code Section 162(m) only if the exercise price of the stock option is at least equal to the fair market value of the stock as of the date of grant. The 1998 Amendments provide that the exercise price of Non-Qualified Stock Options under the Plan, As Amended shall be equal to the fair market value of the Common Stock as of the date of grant. Prior to the 1998 Amendments, the exercise price of Non-Qualified Stock Options was such amount as the Plan Committee determined to be appropriate.

   Code Section 162(m) also requires that the compensation com-mittee of a stock option plan consist solely of two or more "outside directors." The 1998 Amendments provide for the Plan Committee to consist of no fewer than two directors, each of whom shall be an outside director within the meaning of Code
   Section 162(m) and a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act. Prior to the 1998 Amendments, a member of the Plan Committee was not required to be an outside director, but was required to be a director who was a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

   While the 1998 Amendments discussed in the three preceding paragraphs provide certain limits and other requirements in order that stock options granted under the Plan, As Amended may qualify as performance-based compensation under Code Sec-tion 162(m), other Awards granted under the Plan, As Amended may not qualify as performance-based compensation and thus may be subject to the $1,000,000 deduction limitation under Code
   Section 162(m).

   Transferability of Non-Qualified Stock Options:  Rule 16b-3
   ----------------------------------------------
   promulgated under the Exchange Act no longer provides that non-qualified stock options must not be transferable in order to be exempt from the short-swing profit recovery provisions of the Exchange Act. In order to take advantage of this change to Rule 16b-3, the 1998 Amendments give the Plan Com-mittee discretionary authority to grant Non-Qualified Stock Options that may be gratuitously transferred by the partici-pant (but not the participant's transferee) to any member of the participant's immediate family, to a trust for the benefit of one or more members of the participant's immediate family, to a partnership or other entity in which the only partners or interest holders are members of the participant's immediate family, and to a charitable organization, or to any of the foregoing. The 1998 Plan Amendments also give the Plan Com-mittee discretionary authority to amend outstanding Non-Qualified Stock Options to provide for such transferability. Prior to the 1998 Amendments, Non-Qualified Stock Options were transferable only by will or the laws of descent and distribu-tion or by a qualified domestic relations order.

   Documentation of Increase in Number of Shares:  As noted
   ---------------------------------------------
   above, the Company's stockholders, at the annual meeting held on November 11, 1997, approved an increase in the number of shares of Common Stock available for Awards under the 1992 Plan. Under the 1998 Amendments, the Plan, As Amended reflects this increase in the number of shares of Common Stock available for Awards.

                 Summary of the Plan, As Amended

   The above discussion relating to the 1992 Plan and the 1998 Amendments and the summary of the Plan, As Amended that is set forth below are qualified in their entireties by reference to the full texts of the 1992 Plan, the 1998 Amendments and the Plan, As Amended, copies of which may be obtained by any stockholder by writing to Southern Union Company, 504 Lavaca Street, Suite 800, Austin, Texas 78701, Attention: Corporate Secretary.

   Eligilibity:  Any officer or other salaried employee of the
   -----------
   Company or of any subsidiary of the Company is eligible to be granted Awards under the Plan, As Amended. A person who has retired from active employment with the Company or any of its subsidiaries, but continues to receive a salary pursuant to the terms of any consulting agreement or arrangement (whether written or unwritten), is not eligible to receive an Award. The Company estimates that substantially all its non-hourly employees are eligible to participate in the Plan, As Amended.

   Shares Available:  Under the Plan, As Amended, Awards per-
   ----------------
   taining to 3,313,690 shares of Common Stock are reserved to be issued: (i) upon the exercise of stock options and SARs; and
   (ii) as Restricted Stock and Performance Shares. If: (i) a stock option or SAR granted under the Plan, As Amended expires prior to exercise; (ii) Shares of Restricted Stock are for-feited; or (iii) a participant fails to meet the performance goals associated with a grant of Performance Shares, then the shares of Common Stock associated with such Award will be available for future grants.

   As of September 14, 1998, Awards covering 768,720 shares of
   Common Stock are available to be granted and Awards covering
   2,544,970 shares of Common Stock have been granted under the 1992 Plan.

   Please refer to the tables under the heading "Executive
   Officers and Compensation" for information regarding Awards made to the Named Officers under the 1992 Plan.

   Plan Administration:  The Plan Committee makes all decisions
   -------------------
   regarding: (i) the granting of Awards under the Plan, As Amended; (ii) eligibility of employees to receive Awards; and
   (iii) interpretation of the Plan, As Amended. The Plan Com-mittee consists of no fewer than two directors, neither of whom have received any Awards nor are currently eligible to receive any Awards, and each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and an "outside director" within the meaning of Code Section 162(m).

   Duration:  Any Award must be granted prior to July 1, 2002.
   --------
   Unless otherwise specified by the Plan Committee in the grant of an Award, once granted, an Award (if then vested), will terminate on the earlier of: (i) the date set forth in the grant of the Award; (ii) thirty (30) days following the date on which the employee's employment is terminated for cause;
   (iii) three months after the date such employee retires or is terminated without cause; or (iv) one year after the date of termination if by reason of disability. The Board of Direc-tors or the Plan Committee may at any time and for any or no reason suspend or terminate the Plan, As Amended prior to July 1, 2002. An Award may not be granted while the Plan, As Amended is suspended or after it has expired or been termi-nated.

   Awards granted while the Plan, As Amended is in effect shall not be altered or impaired by suspension or termination of the Plan, As Amended, except upon the consent of any person to whom an Award was granted.

   Limit on Number of Awards:  In each calendar year, a person
   -------------------------
   eligible to receive an Award may not be granted Awards covering more than 200,000 shares of Common Stock (as adjusted for stock dividends, recapitalizations and similar events).

   Stock Options:
   -------------

      Types of Stock Options:  Stock options granted under the
      ----------------------
      Plan, As Amended may be either Incentive Stock Options or Non-Qualified Stock Options. The Plan Committee determines the terms and conditions of each stock option granted. To qualify as an Incentive Stock Option under Code Section 422, the Incentive Stock Option must meet certain require-ments including requirements regarding: (i) exercise price;
      (ii) duration; (iii) exercisability; and (iv) transferabil-ity.

      Exercise Price:  The exercise price for each share of stock
      --------------
      subject to an Incentive Stock Option may not be less than the Fair Market Value (as defined in the following sentence) of Common Stock on the date the option is granted. The Plan, As Amended defines "Fair Market Value" to be the average of the high and low sales prices for the Common Stock on the New York Stock Exchange on the date of grant. In the case of an Incentive Stock Option granted to an employee who at the time the stock option is granted owns (as defined in the Code) stock possessing more than 10% of the total combined voting power of all classes of the Company's stock, the exercise price for each share of Common Stock, subject to the stock option, must be at least 110% of the Fair Market Value of the shares at the time of grant and the stock option cannot be exercisable after five years from the date of grant.

      The exercise price for each share subject to a Non-
      Qualified Stock Option shall be equal to the Fair Market
      Value of the Common Stock on the date the stock option is granted.

      Limit on Number of Incentive Stock Options:  The aggregate
      ------------------------------------------
      Fair Market Value determined on the date of grant of the shares with respect to which Incentive Stock Options are exercisable for the first time by an employee in any calen-dar year may not exceed $100,000.

      Transferability:  Incentive Stock Options are not transfer-
      ---------------
      able, other than by will or the laws of descent and distri-bution. Non-Qualified Stock Options are not transferable, other than by will or the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order, unless the Plan Committee, in its discretion, pro-vides for a Non-Qualified Stock Option to be transferable in the manner described under the heading "Summary of 1998 Amendments," above. If the participant should die, then such participant's legal representative or beneficiary may exercise such stock option not later than one year from the date of death. However, in no event may a stock option be exercised if it is not vested or at any time after the expiration date specified in such stock option.

      Payment:  The exercise price of a stock option may be paid
      -------
      in cash, by certified check or by delivering already-owned shares of Common Stock having a Fair Market Value equal to the exercise price or by delivery of a combination of the above.

      Duration:  The Code provides that in no case may an incen-
      --------
      tive Stock Option be exercised after the tenth (10th) anni-versary of the date on which it was granted, and in no case may an Incentive Stock Option granted to an individual who at any time of grant owned (together with members of his or her family) 10% or more of the combined total voting power of the Company be exercised after the fifth (5th) anniver-sary of the date on which it was granted. The Plan Commit-tee has complete discretion in setting the duration of a Non-Qualified Stock Option and the duration of a Non-Qualified Stock Option will be as set forth in the grant.

      Vesting:  Although not a requirement of the Plan, As
      -------
      Amended, it has been the Company's policy that Stock Options granted by the Company vest over a period of time, usually at a rate of 20% per year beginning on the first anniversary of the date of grant. The exact vesting sched-ule with respect to any stock option grant is subject to the complete discretion of the Plan Committee and will be set forth in the grant of the Stock Option.

      Adjustment:  To prevent dilution of the rights of a holder
      ----------
      of a stock option in the event of any merger, consolida-tion, reorganization, recapitalization, stock (but not cash) dividend, stock split, split-up, split-off, spin-off, combination or exchange of shares or other like change in structure of the Company, the Plan, As Amended provides for the adjustment of: (i) the number of shares upon which stock options may be granted; (ii) the number of shares subject to outstanding stock options; ; and (iii) the exer-cise price of a stock option. Upon certain events consti-tuting a change in control of the Company, as specified in the Plan, As Amended, all stock options then outstanding will become immediately exercisable.

   Stock Appreciation Rights:  The Plan Committee may grant SARs
   -------------------------
   unrelated to stock options or related to stock options or portions of stock options granted to employees pursuant to the Plan, As Amended. In exchange for surrendering the right to exercise a related stock option, the employee may exercise a SAR with respect to the number of shares covered by the sur-rendered stock option. Upon the exercise of a SAR, the employee is entitled to receive payment of any amount equal to the aggregate appreciation in value of the shares covered by the SAR or by the related stock option. Such payment may be made in cash, in shares of Common Stock valued at Fair Market Value as of the date of exercise of the SAR or in any combina-tion of cash and Common Stock, as the Plan Committee in its discretion shall determine. The Plan Committee may also grant limited SARs which are exercisable only in certain events such as a change in control of the Company. SARs are not transfer-able, other than by will or the laws of descent and distribu-tion or pursuant to the terms of a qualified domestic relations order. If the participant should die, then such participant's legal representative or beneficiary may exercise a SAR not later than one year from the date of death. How-ever, in no event may a SAR be exercised if it has not vested or at any time after the expiration date specified in such SAR. Upon certain events constituting a change in control of the Company, as specified in the Plan, As Amended, all SARs then outstanding will become immediately exercisable.

   Dividend Equivalents:  The Plan, As Amended authorizes the
   --------------------
   granting of Dividend Equivalents which may be granted in con-junction with a stock option or which may be granted sepa-rately. A Dividend Equivalent entitles the holder to receive a cash payment(s) equal to any cash dividends paid during the term of the Dividend Equivalent with respect to a number of shares of the Company's Common Stock. The Plan Committee also has the discretion to grant Dividend Equivalents entitling the holder to receive cash payment equal in value to any non-cash (other than stock) dividends as well. When a Dividend Equiva-lent is granted in conjunction with a stock option, no adjust-ment to the related stock option will be made in the event of a cash dividend or other distribution on the Common Stock.

   Performance Shares or Units:  The Plan, As Amended also pro-
   ---------------------------
   vides for the granting of Performance Shares or Units which gives the recipient the right to receive a specified number of shares of Common Stock or cash upon the achievement of speci-fied performance objectives within a specified period. If a participant dies or terminates his or her position with the Company prior to the close of a specified period, any Perfor-mance Shares or Units granted to him or her for the period would be forfeited unless such restriction is waived by the Plan Committee. Performance Shares and Units are non-transferable.

   Restricted Stock:  The Plan, As Amended also provides for the
   ----------------
   granting of Restricted Stock. Restricted Stock is Common Stock that is subject to forfeiture in the event the recipient ceases to be an employee or director of the Company for any reason prior to a date set by the Plan Committee. If a par-ticipant retires, dies or is disabled, then the number of shares of Restricted Stock forfeited will depend upon how long the shares of Restricted Stock had been held by the partici-pant. If a participant ceases to be an employee or director for any other reason, all shares of Restricted Stock held by the participant which are still subject to restriction will be forfeited. The Plan Committee can remove the forfeiture restriction on the stock at any time. Restricted Stock is non-transferable.

   Federal Income Tax Considerations
   ---------------------------------

      Treatment of Non-Qualified Stock Options, SARs and Dividend
      -----------------------------------------------------------
      Equivalents:  With respect to Non-Qualified Stock Options,
      -----------
      Dividend Equivalents, Performance Shares or Units and SARs, a participant generally would realize ordinary income and the Company would receive a deduction in the year a stock option is exercised, a dividend is paid or the SARs are exercised. (As discussed above under the heading "Summary of 1998 Amendments," Code Section 162(m) may limit the de-duction to which the Company would otherwise be entitled.) In the case of Non-Qualified Stock Options, the amount of income would be equal to the difference between the stock option price and the Fair Market Value of the stock on the exercise date. In the case of Dividend Equivalents and Performance Shares or Units, the amount of income would be equal to the amount of cash or the Fair Market Value of any property (including stock) received. Finally, in the case of SARs, the amount of income would be equal to the amount of cash or the Fair Market Value of the stock delivered to the participant. If the participant later sells the stock, any further gain is treated as a capital gain.

      Notwithstanding the preceding paragraph, Section 83 of the Code provides for deferral of taxation to the optionee and the deduction by the Company so long as the shares acquired upon exercise of the stock option are subject to the sub-stantial risk of forfeiture and are not transferable. This deferral can be avoided, and the tax consequences described above with respect to the Non-Qualified Stock Options made applicable, if the optionee, within thirty (30) days after the exercise of the stock option, makes an election to be taxed under Code Section 83(b).

      Treatment of Incentive Stock Options:  With respect to
      ------------------------------------
      Incentive Stock Options, generally, no income to an employee will result for federal income tax purposes upon either the granting or the exercise of an Incentive Stock Option under the Plan, As Amended. If the employee later sells the acquired stock at least two years after the date the Incentive Stock Option is granted and at least one year after the exercise of the Incentive Stock Option, the dif-ference between the exercise price and the price at which the stock is sold is treated as a capital gain. If the employee's gain is taxed as a capital gain, the Company will not be allowed a deduction. If the employee disposes of the acquired stock before the end of such holding periods, (a) the employee will realize ordinary income in the year of disposition equal to the lesser of (i) the dif-ference between the exercise price and the Fair Market Value of the stock on the exercise date or (ii) if the dis-position is a taxable sale or exchange, the amount of gain realized and (b) except as noted above, the Company will receive an equivalent deduction.

      Although an optionee does not realize ordinary income upon the exercise of an Incentive Stock Option, the excess of the Fair Market Value of the shares acquired at the time of exercise over the option price constitutes an adjustment to "alternative minimum taxable income" under Code Section 56, and thus may result in the optionee being subject to the "alternative minimum tax" pursuant to Code Section 55.

      Withholding:  Where an individual is deemed to have compen-
      -----------
      sation in respect of stock option exercises, payments or constructive receipt of SARs under the Plan, As Amended, income taxes will be withheld by the Company to the extent the Company is required to make such withholding. Any required withholding payable by a participant with respect to any tax may be paid in cash, in whole shares of Common Stock or in a combination of whole shares of Common Stock and cash having an aggregate Fair Market Value equal to the amount of any required withholding obligations. The Com-pany may, at its discretion, either (i) withhold the amount of any taxes required by any government to be withheld or otherwise deducted upon payment of any Dividend Equivalent, Performance Shares or Units or Restricted Stock or exercise of any stock option or SAR from any other sums due to such participant or (ii) hold the stock certificates to which such participant is entitled as security for payment of such withholding tax liability until cash sufficient to pay such withholding has been accumulated.

   Change of Control Provisions:  All Awards will automatically
   ----------------------------
   vest and become exercisable in the event of a "change of con-trol," which is defined by the Plan, As Amended as when either: (i) any person (other than a person who together with all members of such person's family was the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the Company's Common Stock on July 1, 1992) becomes the beneficial owner, directly or indirectly, of Company securi-ties representing twenty-five percent (25%) or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; (ii) there is a change in the composition of the Board over a period of twenty-four (24) months or less such that a majority of the directors cease, by reason of one or more proxy con-tests, to be comprised of individuals who either (x) have been directors continuously since the beginning of such period or
   (y) have been elected or nominated for election as a director during such period by at least two-thirds of the directors described in clause (x) who were still in office at the time such election or nomination was approved by the Board, or
   (iii) the stockholders shall approve a sale of all or substan-tially all the assets of the Company, or any merger, consoli-dation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clauses (i) or (ii) above.

   Changes, Suspension and Termination:  The Plan, As Amended may
   -----------------------------------
   be amended, modified, suspended or terminated by the Board of Directors or the Plan Committee without stockholder approval. However, except for the purpose of meeting or addressing any changes in legal requirements or for any other purpose per-mitted by law, the Plan, As Amended may not be amended without the consent of holders of a majority of the outstanding shares of Common Stock represented at a meeting for which a quorum is present to: (i) increase the aggregate number of shares avail-able for issuance under the Plan, As Amended (except for the adjustments described above); (ii) reduce the exercise price of any Incentive Stock Option below the price required by the Code; (iii) increase materially the benefits under the Plan, As Amended to an optionee; or (iv) modify the requirements as to eligibility for participation in the Plan, As Amended.

   Proposed Amendment:  We request stockholder vote FOR the
   ------------------
   approval of the Plan, As Amended.

   Any stockholder may obtain copies of the 1992 Plan, the 1998
   Amendments and the Plan, As Amended, by writing to Southern
   Union Company, 504 Lavaca Street, Suite 800, Austin, Texas
   78701, Attention: Corporate Secretary.

   Vote Required:  In order to approve the Plan, As Amended, a
   -------------
   majority of the total number of votes that could be cast at the Annual Meeting must vote in favor of the proposal. Your Board recommends a vote FOR the approval of the Plan, As Amended. In considering the recommendation of the Board, stockholders should be aware that because executive officers (who may also be members of the Board) are participants who have received Awards and are eligible to receive future Awards under the Plan, As Amended, each of them has an interest in the approval of the Plan, As Amended. See "EXECUTIVE OFFICERS AND COMPENSATION Options Grants in 1998" and " -- Options Exercised in 1998 and 1998 Year-End Values."

                        BOARD OF DIRECTORS

                    Board Size and Composition

The Board of Directors of the Company is comprised of ten direc-tors which is divided into three classes, each of which serves a staggered three-year term. The terms of the Class II directors expire at the Meeting. The Class III directors will serve until the 1999 Annual Meeting of Stockholders and the Class I directors will serve until the 2000 Annual Meeting of Stockholders. This year's Nominees, Aaron I. Fleischman, Kurt A. Gitter, M.D.,
Adam M. Lindemann and George Rountree, III are the Class II di-rectors standing for election for a three-year term of office expiring at the 2001 Annual Meeting of Stockholders or when their successors are duly elected and qualified.

The following pages contain information concerning the Nominees and the directors whose terms of office will continue after the meeting.

NOMINEES
Class II - Term expires in 2001

Aaron I. Fleischman has been Senior Partner of Fleischman and
-------------------
Walsh, L.L.P., a Washington, D.C. law firm specializing in regu-latory, corporate-securities and litigation matters for telecom-munications, regulated utilities and transportation companies, since 1976. Mr. Fleischman is also a director of Citizens Utilities Company. Age: 59.

Kurt A. Gitter, M.D. has been an ophthalmic surgeon in private
-------------------
practice in New Orleans, Louisiana, since 1969. He has also been a Clinical Professor of Ophthalmology at Louisiana State Univer-sity since 1978 and an assistant professor of ophthalmology at Tulane University since 1969. Dr. Gitter has been a Director of the Company since June 1995. Age: 61.

Adam M. Lindemann has been the managing member of Lindemann
-----------------
Capital Advisors, L.L.C. since November, 1996, which manages in-vestments for various private investment funds including Lindemann Capital Partners, L.P. Previously, he had been a per-sonal investor manager for Third Point Partners since August 1996. From 1994 until August 1996, he was a securities analyst for Oppenheimer & Company and previously during 1994 he was a corporate finance associate with Perry Partners, a money manage-ment firm. From May 1992 until 1994 he was primarily engaged in private investments. Adam M. Lindemann is the son of George L. Lindemann, Chairman of the Board and Chief Executive Officer of Southern Union. Age: 37.

George Rountree, III has been an attorney in private practice in
--------------------
Wilmington, North Carolina where he has been a senior partner in the firm of Rountree & Seagle since its formation in 1977. Age:
65.

THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES TO SERVE AS CLASS II DIRECTORS.

DIRECTORS CONTINUING IN OFFICE
Class III - Term expires in 1999

George L. Lindemann has been Chairman of the Board and Chief Exe-
-------------------
cutive Officer of Southern Union since February 1990. He has been Chairman of the Executive Committee of the Board of Direc-tors since March 1990. He was Chairman of the Board and Chief Executive Officer of Metro Mobile CTS, Inc. ("Metro Mobile") from its formation in 1983 through April 1992. He has been President and a director of Cellular Dynamics, Inc., the managing general partner of Activated Communications Limited Partnership, a pri-vate investment business, since May 1982. Mr. Lindemann is also a director of Del Laboratories, Inc., Network Event Theater, Inc. and Total Research Corporation. Age: 62.

Peter H. Kelley has been President and Chief Operating Officer of
---------------
Southern Union since February 1990, Chief Executive Officer of Southern Union Gas Company ("Southern Union Gas"), a division of the Company, since June 1998, and Chief Executive Officer of Missouri Gas Energy ("MGE"), a division of the Company, since December 1993. From February 1990 to June 1998 Mr. Kelley was also President and Chief Operating Officer of Southern Union Gas and from December 1993 to September 1995, was also President of MGE. Prior to joining the Company, he had been an officer of Metro Mobile since 1986. Age: 51.

Dan K. Wassong has been the President, Chief Executive Officer
--------------
and a director of Del Laboratories, Inc., a manufacturer of cos-metics, toiletries and pharmaceuticals, for more than the past five years. Mr. Wassong is also a director of Moore Medical Corporation. Age: 68.

Class I - Term expires in 2000

John E. Brennan has been Vice Chairman of the Board and Assistant
---------------
Secretary of Southern Union since February 1990. Mr. Brennan has also been engaged in private investments since May 1992. Prior to May 1992, Mr. Brennan had been President and Chief Operating Officer of Metro Mobile. Age: 52.

Frank W. Denius has been Chairman Emeritus of Southern Union
---------------
since February 1990. Since February 1990, Mr. Denius has been engaged primarily in the private practice of law in Austin, Texas. Age: 73.

Roger J. Pearson has been an attorney in private practice in
----------------
Stamford, Connecticut for more than the past five years. He has been of counsel to the firm of Neville, Shaver, Hubbard & McLean since 1991. Mr. Pearson has been a Director of the Company since January 1992. Mr. Pearson is also a director of Workflow Manage-ment, Inc. Age: 52.

With the exception of Messrs. Denius, Gitter and Pearson as described above, each of the above-named directors and Nominees first became a director of the Company in February 1990.

                Board Committees and Meetings

The Board of Directors has an Executive Committee, composed of Messrs. George Lindemann (Chairman), Brennan and Kelley. The Executive Committee held two meetings and acted by unanimous written consent on ten occasions during fiscal 1998. During the intervals between meetings of the Board of Directors, this com-mittee has the authority to, and may exercise all of the powers of, the Board of Directors in the management of the business, property and affairs of the Company in all matters that are not required by statute or by the Company's Certificate of Incorpo-ration or Bylaws to be acted upon by the Board. This committee must exercise such authority in such manner as it deems to be in the best interests of the Company and consistent with any specific directions of the Board.

The Board of Directors has an Audit Committee, currently composed of Messrs. Denius (Chairman) and Gitter. The Audit Committee met three times during fiscal year 1998. This committee has the duties of recommending to the Board the appointment of indepen-dent auditors, reviewing their charges for services, reviewing the scope and results of the audits performed, reviewing the adequacy and operation of the Company's internal audit function, and performing such other duties or functions with respect to the Company's accounting, financial and operating controls as deemed appropriate by it or the Board.

The Board of Directors has a Long-Term Stock Incentive Plan Com-mittee which may consist of no fewer than two directors. The com-mittee is currently composed of Messrs. Rountree (Chairman) and Pearson who have the authority to make all decisions regarding: (i) the granting of awards under the Company's 1992 Plan; (ii) eligibility of employees to receive awards under the 1992 Plan; and (iii) interpretation of the 1992 Plan. To serve on the Plan Committee a director may not receive any awards under the 1992 Plan during the prior year, cannot currently be eligible to receive any awards under the 1992 Plan and must be an "outside" non-employee director. See "PROPOSALS TO BE VOTED ON --
2. Approval of the 1992 Plan, As Amended." The Plan Committee met one time during fiscal year 1998.

The Board of Directors held two meetings and acted by unanimous written consent on six occasions during fiscal year 1998. Except for Mr. George Rountree, III who was unable to attend one meeting of the Board of Directors, all directors attended all of the meetings of the Board and committees on which they served that were held in fiscal year 1998 while they were directors and a member of any such committee.

                        Board Compensation

Compensation for each director is $20,000 per year, payable in quarterly installments, except for: Mr. George Lindemann (who receives $245,211 per year as Chairman of the Board and Chief Executive Officer of the Company and Chairman of the Executive Committee); Mr. Brennan (who receives $110,094 per year as Vice Chairman of the Board of the Company and a member of the Execu-tive Committee); Mr. Kelley (who receives no compensation as a director in addition to his compensation as a full-time executive officer and employee of the Company and its divisions and sub-sidiaries); and the chairman and the other member of the Audit Committee of the Company's Board of Directors, who receive $30,000 and $25,000 per year, respectively. Members of the Board of Directors also are reimbursed for travel expenses incurred in connection with Company business, including attendance at meetings of the Board and its committees.

             Directors' Deferred Compensation Plan

The Board of Directors has a Directors' Deferred Compensation Plan which is designed to attract and retain well-qualified indi-viduals to serve as outside directors and to enhance the identity of their interests and the interests of stockholders. Participa-tion in the Directors' Plan is optional.

Under the Directors' Plan, each director who is not also an employee of the Company may choose to defer all or any percentage of his or her director's fees and invest such deferred amount in Common Stock. The Directors' Plan requires the Company to make a matching contribution of 100% of the first 10% of the partici-pant's total directors' fees, to the extent deferred.

A participating director is 100% vested with respect to the amount of director's fees that he or she elects to defer and any related income, gains and losses. The Company's matching con-tributions do not vest until the participating director either has completed five (5) years of service as a director or dies while serving as a director. Deferred amounts may not be with-drawn by a participant until (i) thirty (30) days after such time as the director either retires or ceases to be a director of the Company; or (ii) with the permission of the Board, in the event of severe financial hardship.

The Board may terminate, suspend or amend the Directors' Plan under certain circumstances, but the Board has no discretion regarding its administration.

     BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

The Board of Directors closely aligns the total compensation of the executive officers with the profitability of the Company. Merit increases to the base salaries for the officer group have been moderate in comparison to industry standards. The 1992 Plan was introduced in order to focus the attention of management on the long-term improvement of stockholder value.

The Company's 1998 short-term incentive plan was aligned with each officer's and manager's compensation to directly reflect the desired short-term marketing and profitability goals of the Com-pany applicable to such officer or manager. By balancing the use of short- and long-term incentive and adequate base salary, the Board of Directors believes it has been and will continue to be able to recruit the talent needed to manage the Company, retain the talents of current management and align the successes of the Company and management.

The factors and criteria utilized by the Board of Directors includes the assessment of comparable information from other utilities and similarly-sized operations. It is the philosophy of the Company's Board to set the base salaries of executive officers at an amount lower than the average of a financial peer group of other mid-sized natural gas local distribution companies ("LDCs"), with opportunities to earn above the average based on excellent individual and corporate performance. This peer group includes neighboring and other similarly sized LDCs which share operating and financial characteristics with the Company. The Board believes the performance on which executive officer compen-sation is based should be assessed both on an annual basis and also over a longer period of time to ensure that executive officers work to support both the Company's current objectives as well as its strategic objectives.

The Board of Directors regularly reviews the Chief Operating Officer's recommended base salary merit increases, cash incentive plan and stock option plan awards for the Company's other execu-tive officers. Base salary merit increase and cash incentive award recommendations, if any, are primarily based on corporate operating and financial performance, as well as on executive officers' individual performance, for the prior fiscal year. Merit increases are also based on a review of peer group base salaries and executive officers' individual contributions to the Company's strategic objectives. Stock option recommendations, if any, are primarily based on executive officers' individual per-formance during the prior fiscal year, but also relate to perfor-mance judgments as to the past contributions of the individual executive officers and judgments as to their individual contribu-tions to the Company's strategic objectives. The Board of Direc-tors then determines compensation for such executive officers, in light of (a) the Company's actual performance as compared to its corporate financial goals for the prior fiscal year, (b) indi-vidual executive officers' actual performance as compared to their individual goals supporting the Company's financial and operating objectives, (c) the Company's executive officer compen-sation levels relative to its peer group and (d) periodic reports from independent compensation consultants regarding the compensa-tion competitiveness of the Company. The Board of Directors also reviews the above types of compensation for the Chief Executive Officer with the assistance of the Company's human resources staff and recommends adjustments as deemed appropriate based on the above compensation review criteria and its expectation as to his future contributions in leading the Company.

Neither the Chairman of the Board and Chief Executive Officer nor the President and Chief Operating Officer were included in the Short-Term Incentive Plan for 1998, but are eligible for discre-tionary bonuses based on performance as determined by the Board of Directors. The former President and Chief Operating Officer - Missouri Gas Energy, the Executive Vice President and Chief Financial Officer, the President - Southern Union Gas and the Senior Vice President - Legal and Secretary had the ability to obtain short-term incentive awards for 1998. See "Executive Officers and Compensation -- Executive Compensation."

The 1992 Long-Term Stock Incentive Plan Committee considers all aspects of compensation provided to the executive officers prior to determining appropriate awards to be given under the 1992 Plan
to each executive.   See "Proposals to be Voted Upon -- Approval
of the 1992 Plan, as Amended."

In 1993, the Board of Directors established the Supplemental
Plan.   The Supplemental Plan is designed to encourage greater
ownership of Company shares by executive employees by increasing the Company matching contribution, and to provide employee bene-fits similar to the benefits such employee would have received under the 401(k) Plan if not for the existence of certain limita-tions that are set forth in the Internal Revenue Code of 1986, as amended (the "Code"), relating to "highly compensated employees" as defined in the Code. Under the Supplemental Plan, an eligible employee may defer up to 10% of his or her annual compensation (salary and bonus) through payroll deductions (the "Employee Con-tributions"). In addition, the Supplemental Plan requires the Company to make a 100% matching contribution on Employee Contri-butions up to a maximum of 10% of the participant's annual com-pensation. The Employee Contributions, together with the Company's matching contributions, are invested by the Supplemen-tal Plan's trustee in shares of Common Stock.

The Board of Directors believes that it has concentrated, and intends to continue to concentrate, the bulk of Mr. Lindemann's compensation as the Chairman of the Board and Chief Executive Officer on long-term incentives such as stock option grants which are directly attributable to increasing stockholder value.

By:  The Board of Directors


       George L. Lindemann           John E. Brennan
       Frank W. Denius               Peter H. Kelley
       Aaron I. Fleischman           Roger J. Pearson
       Adam M. Lindemann             Kurt A. Gitter, M.D.
       George Rountree, III          Dan K. Wassong


             EXECUTIVE OFFICERS AND COMPENSATION

           Executive Officers Who are not Directors

Executive Officers of the Company are elected by the Board to serve at the pleasure of the Board or until their successors are elected and qualified. Generally, officers are reelected annually by the Board. The following Executive Officers of the Company are not directors.

Steven W. Cattron has been President of MGE since June 1998.
-----------------
Prior to joining the Company, Mr. Cattron was employed with Kansas City Power and Light Company since 1982 where most recently he was Vice President - Marketing and Sales. Age: 42.

Ronald J. Endres has been Executive Vice President since June
----------------
1996 and Chief Financial Officer since October 1989.  He was a
Senior Vice President from April 1987 until June 1996.
Previously, Mr. Endres had held other financial and operating positions with the Company since June 1969. Age: 54.

David J. Kvapil has been Senior Vice President and Corporate Con-
---------------
troller since January 1998. He was Vice President - Controller from July 1993 to December 1997, and Controller from August 1992 to July 1993. Prior to joining the Company in 1992, Mr. Kvapil was with the accounting firm of PricewaterhouseCoopers LLP. Age:
43.

Dennis K. Morgan has been Senior Vice President - Legal and
----------------
Secretary since January 1998. He was Vice President - Legal and Secretary from April 1991 to December 1997 and a Vice President since January 1991. Previously, Mr. Morgan held various legal positions with Southern Union Exploration Company, a former oil and gas subsidiary of the Company. Age: 50.

David W. Stevens has been President of Southern Union Gas since
----------------
June 1998. Previously, Mr. Stevens held other financial and operating positions with Southern Union Gas since 1993, most recently Senior Vice President of Sales and Operations from July 1996 to June 1998. Prior to that, Mr. Stevens had held various operational positions with numerous subsidiaries of the Company since 1984. Age: 39.

                      Executive Compensation

The following table sets forth the remuneration paid by the Com-pany and its subsidiaries (i) to the Chairman of the Board and Chief Executive Officer; (ii) to each of the four most highly compensated key executive officers at June 30, 1998 of the Com-pany; and (iii) a highly compensated employee who was not serving as an executive officer at June 30, 1998 (this group is referred to in this section as the "Named Officers"):

                    Summary Compensation Table

                     Annual Compensation          Securi-
           -------------------------------------   ties    All
                                       Other       Under  Other
Name and                              Annual       lying   Com-
Principal                             Compen-    Options/ pensa-
Position    Year  Salary   Bonus     sation(1)   SARs(2)  tion(3)
----------  ---- -------- -------- ------------- -------- -------
George L.
Lindemann
 Chairman
 of the
 Board and
 Chief      1998 $227,861 $   --   $ 45,930(4)    150,000 $24,248
 Executive  1997  206,073   30,107   33,557(4)    110,250  14,178
 Officer    1996  203,024     --       --         115,763   8,640

Peter H.
Kelley
 President
 and Chief  1998  468,296  105,679  342,467(5)(6) 150,000  65,610
 Operating  1997  412,681   71,952   27,313(7)    110,250  33,138
 Officer    1996  382,730     --     12,576(7)    115,763  12,085

Ronald J.
Endres
 Executive
 Vice
 President
 and Chief  1998  274,745   85,848  464,515(5)     75,000  40,824
 Financial  1997  263,119   80,046     --          70,875  23,412
 Officer    1996  214,912    7,600     --          46,305   8,645

David W.
Stevens(8)
 President  1998  185,558   91,251     --          30,000  32,643
 - Southern 1997     --       --       --            --      --
 Union Gas  1996     --       --       --            --      --

Dennis K.
Morgan
 Senior
 Vice
 President
 - Legal    1998  172,379   47,819     --          22,500  26,933
 and        1997  154,611   49,703     --           7,875  15,698
 Secretary  1996  140,116    4,700     --           5,788   6,251

C. Thomas
Clowe, Jr.
(9)
 Former
 President
 and Chief
 Operating
 Officer -- 1998  281,701   81,995     --            --    41,266
 Missouri   1997  265,792   88,541     --           7,875  25,402
 Gas Energy 1996  199,314     --       --          34,729   5,872

----------------------

(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

(2)  No Stock Appreciation Rights were granted in 1998, 1997 or
     1996. Additionally, no restricted stock awards or long-term incentive plan payouts were made in 1998, 1997 or 1996.

(3) Company matching provided through the 401(k) Plan and the Supplemental Plan.

(4) Represents perquisites and other personal benefits received from the Company.

(5) Indicates the difference between the price paid by the indi-vidual for common stock of the Company purchased from the Company upon the exercise of non-qualified (but not incen-tive) stock options and the fair market value of such common stock. See "--Options Exercised in 1998 and 1998 Year-End Values."

(6)  Also includes forgiveness of interest by the Company.  See
     "Certain Relationships."

(7) Principally represents forgiveness of interest by the Com-pany. See "Certain Relationships."

(8)  Elected President of Southern Union Gas in June 1998.

(9) President and Chief Operating Officer of Missouri Gas Energy from September 1995 to June 1998.

                  Option Grants in 1998

The following table provides information regarding the award of stock options to the Named Officers during fiscal 1998.

                                            Potential Realizable
                                              Value at Assumed
                                            Annual Rates of Stock
                                             Price Appreciation
                 Individual Grants            for Option Term(1)
        ---------------------------------------------------------
                    % of
                   Total    Exer-
                   Options  cise
                   Granted   or
        Number of  to Em-   Base
       Securities   ploy-   Price
       Underlying  ees in    Per   Expira-
         Options   Fiscal   Share    tion
 Name  Granted(2)   Year     (3)     Date       5%        10%
------ ----------- ------- ------ --------- ---------- ----------
George
L.
Linde-
mann   145,038      21.50% $18.67 6/22/2008 $1,702,657 $4,314,868
         4,962(4)     .74%  20.53 6/22/2003     16,328     47,286
Peter
H.
Kelley 150,000      22.24%  18.67 6/22/2008  1,760,908  4,462,487
Ronald
J.
Endres  69,644(5)   10.33%  18.67 6/22/2008    817,578  2,071,903
         5,356(6)     .79%  18.67 6/22/2008     62,888    159,370
David
W.
Stevens 16,580(7)    2.46%  18.67 6/22/2008    194,639    493,254
        13,420(8)    1.99%  18.67 6/22/2008    157,554    399,274
Dennis
K.
Morgan  18,428(9)    2.73%  18.67 6/22/2008    216,333    548,231
         4,072(10)    .61%  18.67 6/22/2008     47,815    121,171
C.
Thomas
Clowe,
Jr.       --          --      --      --          --         --

---------------------

(1) The dollar amounts under these columns are the result of calculations for the period from the date of grant to the expiration of the option at the 5% and 10% annual apprecia-tion rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. No gain to the optionee is possible without an increase in price of the Common Stock. In order to realize the potential values set forth in the 5% and 10% columns of this table for options with a ten-year term, the per share price of the Company's Common Stock would be $30.41 and $48.42, respectively, or 63% and 159%, respectively, above the exercise or base price.

(2) Options vest at a rate of 20% per annum commencing on the first anniversary of the date of grant, unless noted other-wise. All options are non-qualified except for the 4,962, 5,356, 16,580 and 18,428 options of Messrs. Lindemann, Endres, Stevens and Morgan, respectively, which are quali-fied.

(3) All options were granted at 100% of the fair market value on the date of grant, except for Mr. Lindemann's 4,962 qualified options which were granted at 110% of the fair market value on the date of grant.

(4) Options vest over five years commencing on the first anni-versary of the date of grant at 46 options for both years one and two and 4,870 options in year five.

(5) Options vest over five years commencing on the first anni-versary of the date of grant at 15,000 options per year for years one to four and 9,644 option in year five.

(6)   Options vest 100% in the fifth year from the date of grant.

(7) Options vest over five years commencing on the first anni-versary of the date of grant at 1,746 options in year one, 2,489 options in year two, 2,841 options in year three, 4,148 options in year four and 5,356 options in year five.

(8) Options vest over five years commencing on the first anni-versary of the date of grant at 4,254 options in year one, 3,511 options in year two, 3,159 options in year three, 1,852 options in year four and 644 options in year five.

(9) Options vest over five years commencing on the first anni-versary of the date of grant at 2,073 options in year one, 3,560 ptions in year two, 4,147 options in year three, 4,148 options in year four and 4,500 options in year five.

(10) Options vest over four years commencing on the first anni-versary of the date of grant at 2,427 options in year one, 940 options in year two, 353 options in year three and 352 options in year four.

       Options Exercised in 1998 and 1998 Year-End Values

The following table provides information regarding the exercise of stock options, incentive and non-qualified, by each of the Named Officers and the value of unexercised "in-the-money" options as of June 30, 1998.

                                Number
                              of Securi-
                              ties Under-
                             lying Unexer-   Value of Unexercised
                             cised Options   In-the-Money Options
             Shares          at Fiscal Year    at Fiscal Year
              Ac-           End Exercisable/  End Exercisable/
             quired         Unexercisable(1)  Unexercisable(2)
              on     Value  --------------- ---------------------
             Exer-   Rea-    Exer-  Unexer-   Exer-     Unexer-
    Name      cise   lized  cisable cisable  cisable    cisable
------------ ------ ------- ------- ------- ---------- ----------

George L.
 Lindemann      *      *    298,088 325,892 $4,434,427 $2,091,647
Peter H.
 Kelley      68,877 851,036 257,336 346,996  3,900,996  2,399,774
Ronald J.
 Endres      72,383 891,085 185,979 170,850  2,905,543  1,110,410
David W.
 Stevens        *      *     30,144  46.825    452,588    225,298
Dennis K.
 Morgan         *      *     36,709  35,922    553,823    201,369
C. Thomas
 Clowe, Jr.     *      *     15,467  27,138    178,294    295,697

-------------------------

* No options were exercised during the year ended June 30, 1998 by the Named Officer.

(1) The securities underlying unexercised options have been ad-justed to reflect each of the 5% stock dividends distributed on December 10, 1997, December 10, 1996, November 27, 1995 and June 30, 1994, and the 50% stock dividend distributed on July 13, 1998, the 33 1/3 stock dividend distributed on March 11, 1996 and the 50% stock dividend distributed on March 9, 1994.

(2) Based on a closing price on June 30, 1998 of $21.50 per share as reported by the New York Stock Exchange.

                      Retirement Benefits

The company sponsors two "Qualified" (Plans A and B) and one "Non-Qualified" retirement income plans. With respect to the Quali-fied Plans, Plan B covers all employees of Missouri Gas Energy and Plan A covers all employees other than employees of Missouri Gas Energy, Lavaca Realty Company, Atlantic Utilities, Atlantic Gas Corporation, Mercado Gas Services, Inc., SUPro Energy Company and ConTigo, Inc. All officers listed herein the Summary Compen-sation Table, except Mr. Clowe, are presently covered by Plan A. All officers listed in the Summary Compensation Table, except Messrs. Lindemann and Clowe, are covered by the Non-Qualified Plan. Mr. Clowe is covered by Plan B since October 1, 1996.

Under the Qualified Plans, Plan A benefits are based on total W-2 compensation (less certain defined exclusions), limited to $160,000 annually, and includes a cost of living adjustment of up to 2% per year. Plan A benefits are payable for life, with a 10-year guaranteed period. Plan B benefits are based on basic earnings, limited to $160,000 annually. Plan B benefits do not include any cost of living adjustment. Plan B benefits are pay-able for life, with no certain period guarantee. In both Quali-fied Plans, benefits are based upon average annual compensation for the five highest consecutive years in the applicable period.

The following table reflects the benefits available under the Qualified Plans.

                             Years of Service
             ----------------------------------------------------
                    15                20                25
             ----------------------------------------------------
Remuneration  Plan A   Plan B   Plan A   Plan B   Plan A   Plan B
------------ -------  -------  -------  -------  -------  -------

 $125,000    $24,938  $33,757  $33,250  $45,010  $41,563  $51,887
  150,000     29,925   40,882   39,900   54,510   49,875   62,887
  160,000+    31,920   43,732   42,560   58,310   53,200   67,287

                      Years of Service
             ----------------------------------
                    30                35
             ----------------------------------
Remuneration  Plan A   Plan B   Plan A   Plan B
------------ -------  -------  -------  -------

 $125,000    $49,875  $58,765  $58,188  $65,642
  150,000     59,850   71,265   69,825   79,642
  160,000+    63,840   76,265   74,480   85,242

The combined benefits payable under the Qualified and Non-
Qualified Plans are shown in the table below.

                         Years of Service
                 ------------------------------------------------
Remuneration        15        20        25        30        35
------------     ------------------------------------------------
  $175,000       $ 34,913  $ 46,550  $ 58,188  $ 69,825  $ 81,463
   200,000         39,900    53,200    66,500    79,800    93,100
   225,000         44,888    59,850    74,813    89,775   104,738
   250,000         49,875    66,500    83,125    99,750   116,375
   300,000         59,850    79,800    99,750   119,700   139,650
   400,000         79,800   106,400   133,000   159,600   186,200
   450,000         89,775   119,700   149,625   179,550   209,475
   500,000         99,750   133,000   166,250   199,500   232,750
   600,000        119,700   159,600   199,500   239,400   279,300
   700,000        139,650   186,200   232,750   279,300   325,850
   750,000        149,625   199,500   249,375   299,250   349,125

As of June 30, 1998, Messrs. Lindemann, Kelley, Endres, Stevens and Morgan were credited with 8, 8, 29, 14 and 17 years of ser-vice, respectively, under the Qualified Plans. The Non-Qualified Plan formula has been amended effective December 31, 1996 to con-vert to Plan A's simpler benefit formula, but without certain restrictions on considered compensation and Internal Revenue Code
Section 415 limitations which Plan A must have in order to remain qualified. The definition of compensation excludes the value of stock options, SARs, personal use of the Company plane, and com-pany matched contributions to the 401(k) and Supplemental Plan. In order to maintain the previous level of Non-Qualified Plan benefits, certain participants have been credited additional years of service under the new Non-Qualified Plan formula. Effective as of July 1, 1996 Messrs. Kelley, Endres, Stevens and Morgan had been credited with additional service of 22, 5, 4 and 5 years, respectively, under the Non-Qualified Plans. Effective January 1, 1997, a plan amendment was adopted to eliminate any early retirement reduction factors that would otherwise be applicable to Messrs. Kelley and Endres. Neither the Qualified Plans nor the Non-Qualified Plan contain an offset for Social Security benefits.

  Employment Contracts, Termination of Employment and Change-In-
                     Control Arrangements

All executive officers of the Company serve at the discretion of the Board of Directors. Generally, the executive officers are appointed to their position by the Board annually.

The Company has an agreement with Mr. Kelley that upon certain occurrences, the outstanding balance on his promissory note due to the company will be canceled and deemed paid in full. These occurrences include, among other items, termination of employment other than for cause, diminution in base salary or a change-in-control of the Company. See "Certain Relationships."

   Compensation Committee Interlocks and Insider Participation

The Board of Directors of the Company does not have a separate compensation committee. Except with respect to the 1992 Plan, which is administered by the Board's Plan Committee, all deci-sions regarding management compensation are made by the full Board of Directors of the Company. Directors Brennan,
George Lindemann and Kelley, who are also executive officers of the Company, participated in deliberations of the Board of Direc-tors concerning compensation for members of management but did not participate in Board votes as to compensation for themselves. See "Certain Relationships."

    Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on review of the copies of forms furnished to the Company, or written representations that no annual reports (SEC Form 5) were required, the Company believes that during 1998, all SEC filings of its officers, directors and 10% stockholders com-plied with requirements for reporting ownership and changes in ownership of Common Stock (pursuant to Section 16(a) of the Securities Exchange Act).

                      SECURITY OWNERSHIP

The following table sets forth the number of all shares of the Company's Common Stock beneficially owned by each director, by each executive officer named in the management compensation tables and related footnotes (see "Executive Officers and Compen-sation -- Executive Compensation"), by each person known by the Company to beneficially own 5% or more of the Company's out-standing Common Stock, and by all directors and executive officers as a group on the Record Date, unless otherwise indi-cated in the footnotes. Each of the following persons and mem-bers of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated in the footnotes. Number of shares held excludes options to acquire shares of common stock that are not exercisable within sixty days of the date hereof.

                                       Number of       Percent of
        Beneficial Owner              Shares Held         Class
--------------------------------  -------------------  ----------
George L. Lindemann                 4,151,397(1)(2)      14.56%
Adam M. Lindemann                   2,370,552(2)(3)       8.40%
George Lindemann, Jr.               2,369,009(2)          8.40%
   11950 Mainstone Drive
   Wellington, Florida 33414
Sloan N. Lindemann                  2,369,009(2)          8.40%
   767 Fifth Avenue, 50th Floor
   New York, New York 10153
John E. Brennan                       533,640(4)          1.88%
Frank W. Denius                        42,252(5)            *
Aaron I. Fleischman                   435,588(6)          1.54%
Kurt A. Gitter, M.D.                  157,684(7)            *

-----------------------

*   Indicates less than one percent (1%).

(1) Of these shares: 1,754,174 are owned by Mr. Lindemann including 5,508 vested shares held by the 401(k) Plan and 7,079 vested shares held through the Supplemental Plan; 2,099,135 shares are owned by his wife, Dr. F.B. Lindemann; and 298,088 shares of common stock Mr. Lindemann is entitled to purchase upon the exercise of presently exercisable stock options pursuant to the 1992 Plan. Substantially all shares held by Mr. and Mrs. Lindemann and their three children
    (Adam M., George, Jr., and Sloan N.) have been pledged to Activated Communications Limited Partnership ("Activated"). Activated, which is owned and managed by or for the benefit of the Lindemanns, provided the funds used to purchase cer-tain of such shares. Mr. Lindemann is the Chairman of the Board and President, and Mrs. Lindemann is a director, of the sole general partner of Activated.

(2) This information regarding direct share ownership by members of the Lindemann family generally was obtained from and is reported herein in reliance upon a Schedule 13D (as amended through February 6, 1997) as adjusted for any stock dividends and splits since the date of such report filed by Adam M. Lindemann, Dr. F.B. Lindemann, George L. Lindemann, George Lindemann, Jr. and Sloan N. Lindemann. In addition, information regarding share ownership by George L. Lindemann (including shares owned by his wife, Dr. F. B. Lindemann) and Adam M. Lindemann reflects information derived from their respective reports on Form 4 and Form 5 under the Securities Exchange Act filed to date. Except as described in Note (1), each member of the Lindemann family disclaims beneficial ownership of any shares owned by any other member of the Lindemann family and, so, reflect only such individual owner-ship.

(3) Includes 2,080 vested shares pursuant to the Directors' Plan.

(4) Of these shares, 2,906 vested shares are held by the 401(k) Plan, 3,243 vested shares are held through the Supplemental Plan, 4,315 shares are owned by his wife, 181,154 are held in two separate trusts for the benefit of members of his family and 249,832 represent shares that Mr. Brennan is entitled to purchase upon the exercise of presently exercisable stock options granted to him pursuant to the 1982 Plan and the 1992 Plan. Such number excludes options to acquire shares of com-mon stock that are not exercisable within sixty days of the date hereof.

(5) Includes: 826 shares owned by his wife; 23,512 shares that The Effie and Wofford Cain Foundation, in which Mr. Denius is a Director, own; and 5,691 vested shares pursuant to the Directors' Plan. Mr. Denius disclaims beneficial ownership of those shares held by the Foundation since he does not have a pecuniary interest in or control the Foundation's assets.

(6) Includes: 91,162 shares that Fleischman and Walsh, L.L.P., in which Mr. Fleischman is Senior Partner, is entitled to pur-chase upon exercise of a warrant; 9,995 vested shares pursu-ant to the Directors' Plan; 92,008 shares owned by the Fleischman and Walsh 401(k) Profit Sharing Plan for which
    Mr. Fleischman is a trustee and a beneficiary; and 18,229 shares owned by the Aaron I. Fleischman Foundation for which Mr. Fleischman is the sole trustee. Mr. Fleischman disclaims beneficial ownership of those shares held by the Fleischman and Walsh Plan in which he does not have a pecuniary interest and those shares held by the Aaron I. Fleischman Foundation.

(7) Includes 3,772 vested shares pursuant to the Directors' Plan.

                                       Number of       Percent of
        Beneficial Owner              Shares Held         Class
--------------------------------  -------------------  ----------
Peter H. Kelley                       352,345(1)          1.24%
Roger J. Pearson                       30,396(2)            *
George Rountree, III                   51,981(3)            *
Dan K. Wassong                         44,544(4)            *
C. Thomas Clowe, Jr.                   24,784(5)            *
Ronald J. Endres                      248,914(6)            *
Dennis K. Morgan                       47,917(7)            *
David W. Stevens                       48,759(8)            *
Lee M. Bass                         1,081,216(9)(10)      3.83%
   201 Main Street
   Fort Worth, Texas 76102
Sid R. Bass Management Trust(11)    1,398,889(9)(12)      4.96%
   201 Main Street
   Fort Worth, Texas 76102
All Directors and Executive
   Officers as a group
   (16 in group)                    8,573,898(13)        29.18%

---------------------

*    Indicates less than one percent (1%).

(1) Includes 257,336 shares that Mr. Kelley is entitled to pur-chase upon the exercise of presently exercisable stock options granted pursuant to the 1982 Plan and the 1992 Plan. Such number also includes: 14,788 vested shares held by the 401(k) Plan; 2,054 vested shares held through the Southern Union Stock Purchase Plan; and 18,920 vested shares held through the Supplemental Plan.

(2) Includes 2,665 shares held by Mr. Pearson as Custodian (pur-suant to the Uniform Gifts to Minors Act) for his children;
     and 2,446 vested shares pursuant to the Directors' Plan.

(3) Includes 1,249 shares owned by his wife and 11,978 vested shares allocated to Mr. Rountree pursuant to the Directors'
     Plan.

(4)  Includes 3,624 vested shares pursuant to the Directors'
     Plan.

(5)  Includes 2,855 vested shares held by the 401(k) Plan, 4,730 vested shares held through the Supplemental Plan and 15,467 of presently exercisable stock options purusant to the 1992
     Plan.

(6) Includes 170,979 shares Mr. Endres is entitled to purchase upon the exercise of presently exercisable stock options pursuant to the 1982 Plan and the 1992 Plan. Such number also includes: 9,137 vested shares held through the 401(k) Plan and 12,288 vested shares held through the Supplemental Plan.

(7) Includes 36,709 shares Mr. Morgan is entitled to purchase upon the exercise of presently exercisable stock options pursuant to the 1992 Plan. Such number also includes 4,531 vested shares held through the 401(k) Plan and 6,677 vested shares held through the Supplemental Plan.

(8) Includes 30,798 shares that Mr. Stevens is entitled to pur-chase upon the exercise of presently exercisable stock options granted pursuant to the 1992 Plan. Such number also includes: 8,485 vested shares held by the 401(k) Plan; 1,577 vested shares held through the Southern Union Stock Purchase Plan and 7,133 vested shares held through the Sup-plemental Plan.

(9) Does not include 120,333, 61,303 and 61,303 shares (all representing less than 1% of the common stock outstanding) owned by Bass Enterprises Production Co. ("BEPCO"), The Bass Foundation ("BF") and Lee and Romana Bass Foundation ("LRBF"), respectively. This information, the information set forth in note (11) and the number of shares owned by Lee M. Bass and Sid R. Bass Management Trust set forth in the table were obtained from and is reported herein in reliance upon a Schedule 13D (as amended through December 30, 1997) filed by Sid R. Bass, Lee M. Bass,
     Sid R. Bass Management Trust, Perry R. Bass, BEPCO, BF and LRBF (the "Bass Filing Group"), as adjusted for any stock dividends and splits since the date of such schedule. Mem-bers of the Bass Filing Group, which collectively own 9.65%, disclaim beneficial ownership in each other's shares.

(10) Does not include shares reported to be held by Sid R. Bass
     Management Trust.  See notes (9), (11) and (12).

(11) Sid R. Bass Management Trust is a Revocable Trust under
     Texas law for which Sid R. Bass, Lee M. Bass and one other person are trustees. See note (9).

(12) Does not include shares reported to be held by Lee M. Bass.
     See notes (9) and (10).

(13) Excludes options granted pursuant to the 1982 Plan and the 1992 Plan to acquire shares of common stock that are not presently exercisable or do not become exercisable within sixty days of the date hereof. Includes 163,131 vested shares held through certain Company benefit and deferred savings plans for which certain executive officers and directors may be deemed beneficial owners, but excludes shares which have not vested under the terms of such plans.

             COMMON STOCK PERFORMANCE GRAPH

The following performance graph compares the performance of the Company's common stock to the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Utilities 40 Index ("S&P Utilities Index"). The comparison assumes $100 was invested on June 30, 1993 in the Company's Common Stock, the S&P 500 Index and in the S&P Utilities Index. Each case assumes reinvestment of dividends.

                        1993   1994   1995   1996   1997   1998
                        ----   ----   ----   ----   ----   ----

Southern Union           100    142    146    249    272    402
S&P 500 Index            100    101    128    161    217    282
S&P Utilities Index      100     92    106    131    138    180

                        CERTAIN RELATIONSHIPS

In April 1992 Southern Union advanced $375,980 to
Peter H. Kelley, President, Chief Operating Officer and a Director of Southern Union, to enable him to repay certain funds borrowed by him from his previous employer in connection with his departure from his previous employer and relocation to become an executive officer of the Company. In May 1995 the note was restructured calling for 359 monthly payments of approximately $1,909 and a balloon payment of $147,746. The restructuring is evidenced by a renewal promissory note, bearing an annual percentage interest rate equal to 7.4%. During the fiscal year ended June 30, 1998, $12,156 in interest was forgiven by the Company. See "Executive Compensation." The outstanding balance at June 30, 1998 was $229,090.

On October 4, 1993, Southern Union's Board of Directors approved and ratified payments by the Company to Activated Communications, Inc. ("Activated") for use by the Company of Activated's office space in New York City. Chairman George L. Lindemann and Vice Chairman John E. Brennan control and operate, and Director
Adam M. Lindemann has a beneficial interest in, Activated; none of the foregoing Directors participated in such Board action. Payments to Activated were $251,000 in each of the fiscal years ended June 30, 1998, 1997 and 1996.

Director Fleischman is Senior Partner of Fleischman and Walsh, L.L.P., which provides legal services to the Company and certain of its subsidiaries. For the fiscal year ended June 30, 1998, the total amount paid by the Company to Fleischman and Walsh, L.L.P. for legal services was $1,294,134.

                    INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP has served as the Certified Public Accountants of the Company for the fiscal year ended June 30, 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting, and to be given an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions. The Audit Committee of the Board of Directors of the Company presently expects to recommend to the Board, and the Board is expected to approve, the selection of PricewaterhouseCoopers LLP to serve as the Company's Certified Public Accountants for the fiscal year ending June 30, 1999.

              COMPANY'S 1998 SUMMARY ANNUAL REPORT

The Company's Summary Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as filed with the Securities and Exchange Commission are available without charge to stockholders upon writing to the Secretary of the Company. Neither such Summary Annual Report to Stockholders nor the Annual Report on Form 10-K for the fiscal year ended June 30, 1998 is to be treated as part of the proxy solicitation materials or as having been incorporated herein by reference.

                              By Order of the Board of Directors,




                              DENNIS K. MORGAN
                              Secretary

Austin, Texas
September 28, 1998

                           BACK PAGE


                       PROXY CARD (FRONT)


 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
       SOUTHERN UNION COMPANY FOR THE NOVEMBER 12, 1998
                ANNUAL MEETING OF STOCKHOLDERS


The undersigned hereby appoints, GEORGE L. LINDEMANN and PETER H. KELLEY, or either of them, with power of substitution in each, proxies for the undersigned, to represent the undersigned and to vote all the Common Stock of the Company which the under-signed would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders to be held on November 12, 1998 at 2:00 p.m. Central Standard Time, at The Gem Theater, 1601 East 18th
Street, Kansas City, Missouri or at any adjournment or post-ponement thereof.

The Proxies are authorized to vote in their discretion upon all matters properly brought before the meeting, including any matter of which Management was not aware a reasonable time before the solicitation of this proxy. The Board of Directors recommends a vote "FOR" each proposal.

SEE REVERSE       CONTINUED AND TO BE SIGNED         SEE REVERSE
    SIDE               ON REVERSE SIDE                   SIDE


                      PROXY CARD (BACK)


 X  Please mark votes as in this example
---

1.  Election of the following nominees as Class II Directors
    Nominees:  AARON I. FLEISCHMAN, KURT A GITTER, M.D.,
    ADAM M. LINDEMANN, AND GEORGE ROUNTREE, III.

        FOR            WITHHELD
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    Withheld for the following only (write the name of the
    nominee(s) on the space above)

2.  Proposal to approve the Southern Union 1992 Long-Term Stock
    Incentive Plan, as Amended.

            FOR                 AGAINST             ABSTAIN
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MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
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Please return your signed proxy at once in the enclosed envelope which requires no postage if mailed in the United States, even though you expect to attend the meeting in person.

Please date and sign below. If joint account, each owner should sign. When signing in a representative capacity, please give title. Please sign here exactly as name appears in the address to the left.


Signature                                  Date
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Signature                                  Date
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